ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20090456166-49
Ross Miller	Filing Date and Time
Secretary of State	05/29/2009 7:14 AM
State of Nevada	Entity Number E0303442009-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Rich Star Development

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Aspen Asset Management

Street Address: 6623 Las Vegas Blvd. South #255 | City: Las Vegas | Nevada | Zip Code: 89119

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 | Par value per share: $ 0.001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Kung Man Yee
Street Address: 1307 Oxford Street | City: Coquitlam | State: BC | Zip Code: V3B4G3

2) Name: Chan Ying Yiu
Street Address: 1327 Amazon Court | City: Port Coquitlam | State: BC | Zip Code: V3B7W1

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Aspen Asset Management | X [signature] Incorporator Signature

Address: 6623 Las Vegas Blvd. South #255 | City: Las Vegas | State: NV | Zip Code: 89119

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 5/15/09

This form must be accompanied by appropriate fees.